UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 17, 2021

Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)

(972) 801-1100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	RCII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Merger

The information reported below under Item 2.01 of this Current Report on Form 8-K relating to the Registration Rights Agreement is incorporated herein by reference.

Indenture and Notes Issuance

On February 17, 2021, Radiant Funding SPV, LLC (“Radiant”), a wholly-owned subsidiary of Rent-A-Center, Inc. (the “Company”) closed its previously announced offering of $450,000,000 aggregate principal amount of 6.375% Senior Notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of February 17, 2021 (the “Indenture”), between Radiant and Truist Bank, as trustee (the “Trustee”). The Notes were offered and sold in the United States only to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act and outside the United States only to non-U.S. persons in accordance with Regulation S under the Securities Act.

Substantially concurrently with the acquisition by the Company (the “Acquisition”) of Acima Holdings, LLC, a Utah limited liability company (“Acima”), pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Radalta, LLC, a Utah limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Acima, and Aaron Allred, solely in his capacity as the Member Representative (“Member Representative”), Radiant was merged into the Company and the Company assumed the obligations of the issuer under the Indenture with respect to the Notes pursuant to a supplemental indenture among the Company, certain subsidiaries of the Company as guarantors and the Trustee.

The Notes were issued at an issue price of 100.00% and bear interest at a rate of 6.375% per annum. Interest on the Notes is payable on February 15 and August 15 of each year, beginning on August 15, 2021. The Notes will mature on February 15, 2029.

The Company may redeem some or all of the Notes at any time on or after February 15, 2024 for cash at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to, but not including, the redemption date. Prior to February 15, 2024, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 106.375% plus accrued and unpaid interest to, but not including, the redemption date. In addition, the Company may redeem some or all of the Notes prior to February 15, 2024, at a redemption price of 100% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium. If the Company experiences specific kinds of change of control, it will be required to offer to purchase the Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest.

The Notes are the Company’s general unsecured senior obligations, and are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries, equal in right of payment to all of the Company’s and Company’s guarantor subsidiaries’ existing and future senior indebtedness and senior in right of payment to all of the Company’s future subordinated indebtedness, if any. The Notes are jointly and severally guaranteed on a senior unsecured basis by certain of the Company’s domestic subsidiaries that have outstanding indebtedness or guarantee other specified indebtedness, including the ABL and Term Loan described below.

The Indenture contains covenants that limit, among other things, the Company’s ability and the ability of some of the Company’s restricted subsidiaries to create liens, transfer or sell assets, incur indebtedness or issue certain preferred stock, pay dividends, redeem stock or make other distributions, make other restricted payments or investments, create restrictions on payment of dividends or other amounts to the Company by its restricted subsidiaries, merge or consolidate with other entities, engage in certain transactions with affiliates and designate the Company’s subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of exceptions and qualifications. The covenants limiting restricted payments, restrictions on payment of dividends or other amounts to the Company by its restricted subsidiaries, the ability to incur indebtedness, asset dispositions and transactions with affiliates will be suspended if and while the Notes have investment grade ratings from any two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc.

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, and interest on all the then outstanding Notes issued under the Indenture to be due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Notes (included in the Indenture), which is filed as Exhibit 4.1 herewith and incorporated by reference herein.

The Notes have not been registered under the Securities Act. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

ABL Credit Facility

Also on February 17, 2021, the Company entered into a credit agreement (the “ABL Facility”) among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The ABL Facility provides for a five-year asset-based revolving credit facility with commitments of $550 million and a letter of credit sublimit of $150 million. The commitments under the ABL Facility may be increased, at the Company’s option and under certain conditions, by up to an additional $125 million in the aggregate.

Under the ABL Facility, the Company may borrow only up to the lesser of the level of the then-current borrowing base and the aggregate amount of commitments under the ABL Facility. The borrowing base is tied to the amount of eligible installment sales accounts, inventory and eligible rental contracts, reduced by reserves. Loans under the ABL Facility may be borrowed, repaid and re-borrowed until February 17, 2026, at which time all amounts borrowed must be repaid.

The Company drew down $165 million under the ABL Facility in connection with the Acquisition. The initial drawdown was used in part to refinance the outstanding loans under the Company’s existing asset-backed loan facility, dated as of August 5, 2019, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing ABL Facility”). The Existing ABL Facility was repaid and terminated in connection with the execution of the ABL Facility. Additional amounts drawn under the ABL Facility will be used for general working capital purposes.

Interest is payable on the ABL Facility at a fluctuating rate of interest determined by reference to the eurodollar rate plus an applicable margin of 1.50% to 2.00%. A commitment fee equal to 0.250% to 0.375% of the unused portion of the ABL Facility fluctuates dependent upon average utilization for the prior month as defined by a pricing grid included in the documentation governing the Existing ABL Facility.

The obligations under the ABL Facility are guaranteed by the Company and the Company’s material wholly-owned domestic restricted subsidiaries, subject to certain exceptions. The obligations under the ABL Facility and the guarantees thereof are secured on a first-priority basis on all of the Company’s and the subsidiary guarantors’ accounts, inventory, deposit accounts, securities accounts, cash and cash equivalents, rental agreements, general intangibles (other than equity interests in the Company’s subsidiaries), chattel paper, instruments, documents, letter of credit rights, commercial tort claims related to the foregoing and other related assets and all proceeds thereof related to the foregoing, subject to permitted liens and certain exceptions (such assets, collectively, the “ABL Priority Collateral”) and a second-priority basis in substantially all of present and future tangible and intangible personal property of the Company and the subsidiary guarantors, other than the ABL Priority Collateral, of such persons, in each case, subject to certain exceptions.

The documentation governing the ABL Facility contains covenants that are usual and customary for similar facilities and transactions and that, among other things, restrict the ability of the Company and its restricted subsidiaries to create certain liens and enter into certain sale and lease-back transactions; create, assume, incur or guarantee certain indebtedness; consolidate or merge with, or convey, transfer or lease all or substantially all of the Company’s and its restricted subsidiaries’ assets, to another person; pay dividends or make other distributions on, or repurchase or redeem, the Company’s capital stock or certain other debt; and make other restricted payments.

The ABL Facility also requires the maintenance of a consolidated fixed charge coverage ratio of 1.10 to 1.00 at the end of each fiscal quarter when either (i) certain specified events of default have occurred and are continuing or (ii) availability is less than or equal to the greater of $56.25 million and 15% of the line cap then in effect.

These covenants are subject to a number of limitations and exceptions set forth in the documentation governing the ABL Facility.

The documentation governing the ABL Facility provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries.

The foregoing description of the ABL Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Facility, which is filed as Exhibit 10.2 herewith and incorporated by reference herein.

Term Loan

In connection with the Acquisition, the Company also entered into a term loan credit agreement on February 17, 2021 (the “Term Loan”) among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

The Term Loan was fully drawn in the amount of $875 million at closing. The proceeds were used to finance consideration for the Acquisition, the repayment of certain outstanding indebtedness of the Company and its subsidiaries, the repayment of all outstanding indebtedness of Acima and its subsidiaries and fees and expenses in connection with the Acquisition. The Term Loan Facility will amortize in equal quarterly installments in an amount equal to 1.00% per annum of the original aggregate principal amount thereof, with the remaining balance due at final maturity. At the same time, the Company’s existing term loan facility, dated as of August 5, 2019, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Term Loan”), was repaid in full.

The Term Loan permits the Company to add one or more incremental term loan facilities to the Term Loan subject to certain restrictions and conditions, including a condition that the aggregate principal amount of incremental term loan facilities permitted at any time do not exceed (i) the greater of (x) $500 million and (y) 100% of consolidated EBITDA for the prior four consecutive fiscal quarters, plus (ii) the principal amount of any voluntary prepayments and certain other prepayments of amounts outstanding under the Term Loan, plus (iii) unlimited amounts of additional secured loans, junior lien loans and/or unsecured loans if certain ratios set forth in the Term Loan are satisfied. In lieu of adding incremental term loan facilities, the Company may utilize incremental capacity at any time by issuing or incurring incremental equivalent term debt, subject to terms and conditions usual and customary for similar facilities and transactions.

Interest is payable on the Term Loan at a fluctuating rate of interest determined by reference to the eurodollar rate plus an applicable margin of 4.00%, subject to a 0.75% LIBOR floor.

The Term Loan has a term of seven years and is secured by a first-priority security interest in substantially all of present and future tangible and intangible personal property of the Company and the subsidiary guarantors, other than the ABL Priority Collateral, and by a second-priority security interest in the ABL Priority Collateral, subject to certain exceptions. The obligations under the Term Loan are guaranteed by the Company and the Company’s material wholly-owned domestic restricted subsidiaries that also guarantee the ABL Facility.

The documentation governing the Term Loan contains covenants that are usual and customary for similar facilities and transactions and that, among other things, restrict the ability of the Company and its restricted subsidiaries to create certain liens and enter into certain sale and lease-back transactions; create, assume, incur or guarantee certain indebtedness; consolidate or merge with, or convey, transfer or lease all or substantially all of the Company’s and its restricted subsidiaries’ assets, to another person; pay dividends or make other distributions on, or repurchase or redeem, the Company’s capital stock or certain other debt; and make other restricted payments. The Term Loan also includes mandatory prepayment requirements related to asset sales (subject to reinvestment), debt incurrence (other than permitted debt) and excess cash flow, subject to certain limitations described therein. Any voluntary prepayment of the Term Loan Facility made using proceeds from a substantially concurrent incurrence of indebtedness and in connection with a repricing transaction in the first six months following the closing date of the Acquisition will be subject to a 1.00% prepayment premium, except that no such prepayment premium will be required in connection with a change of control or a transformative acquisition.

These covenants are subject to a number of limitations and exceptions set forth in the documentation governing the Term Loan. The documentation governing the Term Loan provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries.

The foregoing description of the Term Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan, which is filed as Exhibit 10.3 herewith and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information reported above under Item 1.01 of this Current Report on Form 8-K relating to the Existing ABL Facility and Existing Term Loan is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 17, 2021, the Company completed the Acquisition of Acima, pursuant to the Merger Agreement.

Pursuant to the Merger Agreement, the Company paid the Acima equityholders an aggregate of 10,779,923 shares of the Company’s common stock (“Common Stock”) (the “Aggregate Stock Consideration”) and aggregate cash consideration equal to $1,273,262,834, which includes cash paid to extinguish Acima historical debt (such cash consideration, the “Aggregate Cash Consideration”, and together with the Aggregate Stock Consideration, the “Aggregate Consideration”). The Aggregate Cash Consideration is subject to post-closing working capital adjustments.

The portion of Aggregate Stock Consideration issued to employee equityholders of Acima is subject to certain vesting conditions over a three year period and the portion of the Aggregate Stock Consideration issued to non-employee equityholders of Acima (together with the employee equityholders of Acima, the “Acima Equityholders”) is subject to the terms of an 18-month lockup agreement, with one-third of the shares covered by the lockup being released after six months and an additional one-third of the shares being released after 12 months.

Pursuant to the Merger Agreement, $50 million of the Aggregate Cash Consideration was placed into escrow at closing to cover certain potential tax and regulatory indemnification obligations of the Acima Equityholders under the terms of the Merger Agreement. Although the Company currently believes the escrow holdback amount will be sufficient to cover any such potential tax and regulatory matters, there is no assurance that any actual payments by the Company with respect to such matters will not exceed the escrow holdback amount.

Pursuant to the Merger Agreement, the shares of Common Stock issued in connection with the Acquisition were issued without registration under the Securities Act by reason of Section 4(a)(2) and Regulation D thereof. Contemporaneously with the closing, the Company and certain of the Acima Equityholders entered into a Registration Rights Agreement, dated February 17, 2021 (the “Registration Rights Agreement”), pursuant to which the Company has granted the Acima Equityholders certain demand registration rights whereby the Company will register resales of the shares of Common Stock issued in connection with the Acquisition, at such point when such shares are no longer subject to lockup or vesting conditions, and only to the extent that such shares are not able to then be sold without restriction under Rule 144 under the Securities Act.

The foregoing descriptions of the Merger Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2020, and of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported above under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and Notes issuance and Term Loan and ABL Facility is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information reported above under Item 2.01 of this Current Report on Form 8-K regarding the Aggregate Stock Consideration is incorporated herein by reference.

The Aggregate Stock Consideration was issued pursuant to exemptions from registration under the Securities Act by reason of Section 4(a)(2) and Regulation D thereof.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) to be filed with this Current Report on Form 8-K will be filed by amendments to this Form 8-K no later than 71 days after the date this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) to be filed with this Current Report on Form 8-K will be filed by amendment to this Form 8-K no later than 71 days after the date this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2020, by and among Rent-A-Center, Inc., Radalta, LLC, Acima Holdings, LLC and Aaron Allred, solely in his capacity as Member Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 21, 2020).*
4.1	Indenture, dated as of February 17, 2021, by and between Radiant Funding SPV, LLC and Truist Bank.
10.1	Registration Rights Agreement, dated as of February 17, 2021, by and among Rent-A-Center, Inc. and certain Acima Equityholders party thereto.
10.2	ABL Credit Agreement, dated as of February 17, 2021, among Rent-A-Center, Inc., as borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent*
10.3	Term Loan Credit Agreement, dated as of February 17, 2021, among Rent-A-Center, Inc. as Borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent*
104	Cover page information from Rent-A-Center, Inc.’s Form 8-K filed on February 17, 2021, formatted in iXBRL (Inline Extensible Business Reporting Language) and included as Exhibit 101.

* In accordance with Item 601(a)(5) of Regulation S-K certain schedules and exhibits have not been filed. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and include, among others, statements concerning the anticipated benefits of the Acima transaction, the anticipated impact of the transaction on the combined company’s business and future financial and operating results, the Company’s goals, plans and projections with respect to the Company’s operations, financial position and business strategy, future availability under the ABL Credit Agreement and the anticipated sufficiency of the escrow amount under the Merger Agreement to cover certain potential tax and regulatory indemnification obligations of the Acima Equityholders. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to such material and adverse differences include, but are not limited to: (1) risks relating to the Acima transaction, including (i) the failure of the transaction to deliver the estimated value and benefits expected by the Company, (ii) the incurrence of unexpected future costs, liabilities or obligations as a result of the transaction, (iii) the effect of the transaction on the ability of the Company to retain and hire personnel and maintain relationships with retail partners, consumers and others with whom the Company and Acima do business, (iv) the ability of the Company to successfully integrate Acima’s operations, (v) the ability of the Company to successfully implement its plans, forecasts and other expectations with respect to Acima’s business after the closing, (vi) the impact of the additional debt incurred to complete the transaction on the Company’s leverage ratio, interest expense and other business and financial impacts and restrictions due to the additional debt, (vii) the Company’s compliance with the covenants and restrictions under the debt financing agreements and the Company’s ability to access future borrowings under the terms of the ABL Credit Agreement, (viii) the timing and outcome of the tax and regulatory indemnification matters described above and the potential insufficiency of the escrow amount to cover such matters, and (ix) other risks and uncertainties inherent in a transaction of this size, (2) the impact of the COVID-19 pandemic and related government and regulatory restrictions issued to combat the pandemic, including adverse changes in such restrictions, and impacts on (i) demand for the Company's lease-to-own products, (ii) the Company's retail partners, (iii) the Company's customers and their willingness and ability to satisfy their lease obligations, (iv) the Company's suppliers' ability to satisfy merchandise needs, (v) the Company's coworkers, (vi) the Company's financial and operational performance, and (vii) the Company's liquidity; and (3) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date:	February 17, 2021	By:	/S/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Secretary